EXHIBIT 10.1

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (hereinafter “Agreement”) is effective as of the 8th day of SEPTEMBER 2015, by and between MONGOLIA HOLDINGS, INC., a Delaware corporation (the “Company”) and Tadd McKenzie (the “Executive”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties, intending to be bound legally, to the Agreement as follows:

1.	Employment.

(a)           The Company agrees to retain Executive as Interim Chief Financial Officer of the Company for the period commencing on September 8th, 2015, for one (1) year or until the CFO position can be filled with a permanent candidate (the “Primary Term”), unless Executive’s employment under this Agreement is terminated or extended pursuant to Paragraphs 5, 6 or 7 of this Agreement.

(b)           Duties. During the Term, Executive shall serve as the Interim Chief Financial Officer of the Company and shall report to the CEO. Executive shall perform such duties and services as are incidental to the positions he holds. The Executive will devote sufficient time, attention, skill, and energy to the business of the Company, and will use his best efforts to promote the success of the Company’s business, and will cooperate fully in the advancement of the best interests of the Company. Nothing in this Agreement, however, will prevent the Executive from engaging in additional business activities, personal investments and community affairs that are not inconsistent with the Executive’s duties under this Agreement.

(c)           Executive’s Primary Office. Executive’s primary office location shall be 2300 W. Sahara Ave. Suite 800 Las Vegas, Nevada. Executive shall also be authorized to work from a home office or other location convenient to him.

2.	Compensation.

Issuance. At Executive’s sole discretion, Executive shall be issued either:

(a)	Two Hundred Thousand shares of common stock of the Company (“Shares”); or,

(b)	5-year warrants to purchase Two Hundred Thousand shares of common stock of the Company (with a current market strike price at the time of issuance) (the “Warrants”),

within 45 days after the full execution of this Agreement, and written determination of Executive of Shares or Warrants. Issuance shall serve as full compensation during the Primary Term.

3.	Bonus.

Stock Grant. Based on performance, Executive may receive additional common stock of the Company or cash compensation consistent with Company policy, determined solely by the Board of Directors.

4.	Business Expense Reimbursement.

Upon presentation of receipts by Executive, the Company shall, within fifteen (15) business days, reimburse Executive for all reasonable travel, entertainment and other similar business expenses incurred by him in the performance of his duties hereunder.

5.	Termination of Employment.

(a)           By Company. Notwithstanding Section 1(a) of this Agreement, the Executive’s employment hereunder may be terminated by the Company, prior to the expiration of the Term of this Agreement, as follows:

i.              Automatically, upon the death of the Executive.

ii.             On the date on which the Company notifies the Executive of the termination of his employment for Cause. For purposes of this Agreement “Cause” shall mean:

 (1)              Habitual neglect or insubordination (defined as a refusal to execute or carry out lawful and prudent directions from the Board) where Executive has been given written notice of the acts or omissions constituting such neglect or insubordination and Executive has failed to cure such conduct, within thirty (30) days following notice;

 (2)               Participation in any fraud against the Company.

(b)           By Executive. Notwithstanding Section 1(a) of this Agreement, Executive may terminate the employment relationship prior to the expiration of the Term of this Agreement, as follows:

i.              By first giving the Company three (30) days’ advance notice of his intention to terminate his employment; or

ii.             In the event of a material breach of the Agreement or the employment relationship by the Company, Executive may terminate the Agreement without advance notice.

6.	Consequences of Termination.

Following the termination of executive’s employment pursuant to Paragraph 5, above, the Company shall have no further obligation to the Executive. For any employment separation, voluntary or involuntary, the Company shall reimburse the Executive for all reasonable expenses Executive incurred in connection with his employment and supported by receipts submitted to the company within thirty (30) days of the date of separation.

7.	Expiration and Renewal.

Unless notice of termination is provided in accordance with Paragraphs 5, this Agreement shall continue for one (1) year, unless extended. Nothing shall preclude the parties from extending the Agreement for a longer period provided that it is acknowledged by written document signed by both parties.

8.	Assignment of Rights.

The Company may assign all of its rights and obligations under this Agreement to any person or entity acquiring the principal assets used and useful in the operation of the Company provided such entity is financially able to honor the obligations to the Executive under the terms of this Agreement, and the Company has secured the written consent of Executive.

This Agreement shall not be terminated by Company’s voluntary or involuntary dissolution or by any merger in which Company is not the surviving or resulting corporation, or on any transfer of all or substantially all of the Company’s assets. In the event of any such merger or transfer of assets, where the Executive has provided his written consent, the provisions of this Agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which assets shall be transferred. The Company shall require a purchaser, buyer or assignee to fully assume the Company’s obligations set forth herein prior to the purchase or assignment.

9.	Representations and Warranties.

The Company represents and warrants to the Executive that this Agreement has been duly authorized, executed and delivered by the Company, is the legal obligation of the Company and is enforceable as to the Company in accordance with its terms.

10.	Governing Law.

This Agreement shall be construed in accordance with and shall be governed by, the laws of the State of Delaware without giving effect to rules governing conflicts of law.

11.	Entire Agreement.

This Consulting Agreement contains the entire understanding and agreement between the parties relating to the subject matter hereto except as otherwise referred to herein, and supersedes any prior employment agreement between the parties, whether written or oral. Neither this Agreement nor any provision hereof may be waived, modified, amended, changed, discharged or terminated, except by an agreement in writing, signed by the party against whom enforcement of any waiver, modification, change, amendment, discharge or termination is sought. To the extent any employee handbook or similar policies of the Company are inconsistent with the Agreement, this Agreement shall control and govern.

12.	Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original, and such counterparts together shall constitute a single instrument.

13.	Provisions Schedule.

To the extent any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby but shall remain in full force and effect.

14.	Headings.

The section headings herein are for convenience only and shall not be used in interpreting or construing this Agreement.

15.	Notices.

Any notice required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (i) on the date of personal delivery, or (ii) on the date of receipt (as shown on the return receipt) if mailed by certified or registered mail, return receipt requested, postage prepaid, or sent by Federal Express or similar courier service, with all charges prepaid, in each case addressed to the following persons at the following addresses, or to such other person or other addressed to the following persons at the following addresses, or to such other person or other addresses as either party may designate by notice in writing to the other party to this Agreement.

(a)	To the Executive:	Tadd McKenzie
(b)	To the Company: Atten:	MONGOLIA HOLDINGS, INC. 2300 W. Sahara Ave Suite 800 Las Vegas, NV 89102 Gary Kucher
	With a copy to:	Elliot H. Lutzker Davidoff Hutcher & Citron LLP 605 Third Ave., 34th Floor New York, NY 10158

16.	Agreement to Arbitrate.

Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement, shall be settled by arbitration in accordance with the Employment Arbitration rules of the American Arbitration Association, or any arbitral forum mutually agreed to in writing by the parties. The arbitrator shall issue a written decision that will provide for any and all damages otherwise available in a court of law. Judgment on the award rendered by arbitrator may be entered in any court having jurisdiction.

There shall be one arbitrator selected by the parties. The Company shall pay all fees and costs associated with the arbitration, including the attorney’s fees and costs of Executive should the arbitrator conclude that the Company breached the Agreement in any respect, or Executive is awarded any money, benefits or damages as a result of the arbitration.

This Agreement does not create, and shall not be construed as creating any rights enforceable by any person not a party to this Agreement, other than as provided in Paragraph 8, assignment of rights.

(The remainder of this page left intentionally blank)

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first hereinabove written.

MONGOLIA HOLDINGS, INC.

By: /s/ Gary Kucher

Gary Kucher, CEO

EXECUTIVE

By: /s/ Tadd McKenzie

Tadd McKenzie

ANNEX A

INDEMNIFICATION

The Company agrees to indemnify and hold harmless Tadd McKenzie (“Indemnified Party”), from and against any losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject under any applicable law, or otherwise, which relate to or arise in any manner out of any business, transaction, financing, or any other matter (collectively, the "Matters") contemplated by the Consulting Agreement of which this Annex A forms a part and the performance by Indemnified Party of the services contemplated thereby, and will promptly reimburse each Indemnified Party for all reasonable expenses (including reasonable fees and expenses of legal counsel) incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company. Notwithstanding the foregoing, the Company shall not be liable under the foregoing to the extent that any loss, claim, damage, liability or expense is found in a final judgment by a court of competent jurisdiction to have resulted primarily from Indemnified Party’s bad faith, gross negligence or intentional misconduct.

The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or its security holders or creditors related to, arising out of, or in connection with, any Matters, the engagement of Indemnified Party pursuant to, or the performance by Indemnified Party of the services contemplated by, the Consulting Agreement, except to the extent any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from Indemnified Party’s bad faith, gross negligence or intentional misconduct.

If the indemnification of an Indemnified Party provided for this Consulting Agreement is for any reason held unenforceable, although otherwise applicable in accordance with its terms, the Company agrees to contribute to the losses, claims, damages and liabilities for which such indemnification is held unenforceable (i) in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Indemnified Party, on the other hand, of any Matter (whether or not the Matter is consummated) or (ii) if (but only if) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and Indemnified Party, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits to the Company and Indemnified Party of any contemplated Matter (whether or not such Matter is consummated) shall be deemed to be in the same proportion that the total value paid or received or to be paid or received by the Company as a result of or in connection with any Matter, bears to the fees paid or to be paid to Indemnified Party under the engagement letter; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate fees actually paid to Indemnified Party under the engagement letter of which this Annex A is a part.

Promptly after receipt by Indemnified Party or any other Indemnified Party of any notice of any proceeding, or the commencement of any legal action or proceeding in respect of which indemnity may be sought against the Company, Indemnified Party or such other Indemnified Party shall notify the Company promptly in writing of the receipt of any such notice or commencement of such an action or proceeding. In the event the Company shall be obligated under this Indemnification Annex to indemnify Indemnified Party and/or such other Indemnified Party, the Company may assume and control all aspects of the defense of such proceeding, including, inter alia, selection of counsel (which counsel shall be reasonably acceptable to Indemnified Party) and, subject to the next paragraph, settlement; provided, however, that the Indemnified Parties shall have the right to retain separate counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnified Parties, unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed to assume the defense and employ reasonably acceptable counsel as required above, or (iii) the named parties to any such action (including any impleaded parties) include both (a) the Indemnified Parties and (b) the Company, and the Indemnified Parties shall have reasonably determined that the defenses available to them are not available to the Company and/or may not be consistent with the best interests of the Company or the Indemnified Parties (in which case the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Parties); it being understood, however, that the Company shall not, in connection with any a single such action or separate, substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Parties, which firm shall be designated in writing by Indemnified Party.

The Company agrees that it will not, without the prior written consent of Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification may be sought hereunder (whether or not Indemnified Party or any other Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party and each other Indemnified Party hereunder from all liability arising out of such claim, action or proceeding.

If Indemnified Party or any other Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company in which such Indemnified Party is not named as a defendant, the Company will reimburse Indemnified Party for all reasonable expenses incurred in connection with such party’s appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel.

The provisions of this Annex A shall continue to apply and shall remain in full force and effect regardless of any modification or termination of the engagement or engagement letter of which this Annex A is a part or the completion of Indemnified Party’s services thereunder.